Exhibit 10.2

AMENDMENT NO. 2 TO WARRANT AGREEMENT

            THIS AMENDMENT NO. 2 TO WARRANT AGREEMENT (“Amendment”), dated as of December 20, 2016, is made by and between Hickok Incorporated, an Ohio corporation (“Hickok”), and Roundball LLC, an Ohio limited liability company (“Roundball”).

            WHEREAS, Hickok and Roundball are parties to that certain Warrant Agreement, dated as of December 30, 2012, as amended by Amendment No. 1 thereto dated December 30, 2015 (the “Agreement”), pursuant to which Roundball was granted the right and warrant to purchase from Hickok up to, subject to adjustment provided therein, One Hundred Thousand (100,000) shares of Hickok’s Class A Common Stock, without par value, at a purchase price per share of $2.50; and

            WHEREAS, the parties desire to extend the Expiration Date (as defined in the Agreement) with respect to the exercise of such rights by Roundball.

 NOW, THEREFORE, the parties agree as follows:

            (a)        Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

            (b)        Section 4 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Expiration.  This Warrant shall expire at the close of business on December 30, 2017 (the “Expiration Date”), and shall be void thereafter.”

            (c)        The parties agree that the amendments set forth herein shall apply from and after December 20, 2016, and that nothing contained herein shall be deemed to modify or waive any rights or obligations under the Agreement existing prior to that date.

IN WITNESS WHEREOF, the parties have duly executed this Amendment by their duly authorized officers as of the date first above written.

HICKOK INCORPORATED		ROUNDBALL LLC

By:	/s/ Brian Powers	By:	/s/ Fredrick Widen
	Brian Powers,		Frederick Widen,
	President and CEO		Manager

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